                                                             Exhibit 10.(iii)(c)


March 27, 1997




Montgomery Ward & Co., Incorporated
Montgomery Ward Plaza
Chicago, IL  60671

Gentlemen:

General Electric Capital Corporation ("GE Capital") has been advised by Montgomery Ward & Co., Incorporated ("Montgomery Ward") that Montgomery Ward plans to enter into a Limited Waiver and First Amendment (the "Waiver and Amendment") to the Note Purchase Agreements dated March 1, 1993 between Montgomery Ward and the note purchasers thereunder, as amended, and the Note Purchase Agreement dated July 11, 1995 among Montgomery Ward and the note purchasers thereunder (the "Note Agreements") with the holders ("Noteholders") of the notes (the "Notes") issued under the Note Agreements. The Waiver and Amendment provides for the waiver by the Noteholders for the periods prior to and including June 27, 1997 of compliance by Montgomery Ward with the minimum shareholder equity and priority debt tests under the Note Agreements and provides for the payment of a waiver fee to the Noteholders, an increase in interest rates on the Notes, a shortening to August 29, 1997 of the maturity of the Notes and the imposition of certain additional covenants and restrictions on Montgomery Ward.

GE Capital hereby waives an "Event of Default" which might arise under Section 7(a)(4) of the Program Agreement dated October 12, 1989 between GE Capital and Montgomery Ward, as amended, solely and exclusively by reason of the execution and delivery by Montgomery Ward of the Waiver and Amendment and the performance by Montgomery Ward of its obligations thereunder and for no other reason whatsoever.


GENERAL ELECTRIC CAPITAL CORPORATION


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